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                                                           EXHIBIT 1.A.(5)(b1)

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           [LOGO]  MONARCH LIFE INSURANCE COMPANY    SPRINGFIELD, MASSACHUSETTS



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           GUARANTEE OF INSURABILITY RIDER

           This rider gives the owner the right to make additional payments at specified times under the Additional Payment Option of this policy, without our requiring a medical examination or other proof that you are still insurable. This right is called a Guaranteed Option.

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GUARANTEED OPTIONS - While this rider is in effect, the owner has a
                     Guaranteed Option on each of the first five policy anniversaries.
                   - The owner may extend the Guaranteed Options to include a maximum of the next five policy anniversaries by submitting evidence of insurability which is satisfactory to us at least 30 days before the sixth policy anniversary. In no event will we allow a Guaranteed Option after the policy anniversary nearest the maximum age specified for purposes of this rider in Policy Schedule 1.
                   - If requested by the owner, we will send a notice
                     reminding the owner of each Guaranteed Option.

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REQUIREMENT FOR    - We must receive satisfactory notice and the
USING A GUARANTEED   additional payment while you are alive and not more
OPTION               than 30 days before or 30 days after the policy
                     anniversary.
                   - If the owner does not exercise the Guaranteed Option
                     within the period indicated, this rider will end.
                   - The amount of the additional payment must be at least
                     $1,000, but not more than the maximum stated for purposes of this rider in Policy Schedule 1.

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ABOUT THE          - The premium loading and deferred policy loading
ADDITIONAL PAYMENT   will be as shown for an additional payment in Policy
                     Schedule 2.
                   - The additional payment that we accept will increase the
                     policy values and will be allocated among the investment divisions as provided for under the Additional Payment
                     Option of this policy.

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CHARGE FOR THIS   The charge, if any, for this rider is shown in Policy
RIDER Schedule 2. This charge will be deducted from the investment base on the policy processing dates after the policy date while this rider is in effect.

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WHEN THIS RIDER  This rider will end on the earliest of the following:
ENDS             -  Upon written request from the owner;
                 - 30 days after the policy anniversary nearest the maximum age specified for purposes of this rider in Policy Schedule 1;
                 - The sixth policy anniversary if the owner has not extended the Guaranteed Options;
                 - The tenth policy anniversary if the owner has extended the Guaranteed Options;
                 -  The failure to exercise a Guaranteed Option; or
                 -  The date this policy ends.

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       This rider is part of the policy to which it's attached.




                     Secretary                               President

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